Exhibit 10.1

THIRD AMENDATORY AGREEMENT TO

CHANGE IN CONTROL AGREEMENT

THIS THIRD AMENDATORY AGREEMENT (the “Amendatory Agreement”) is made and entered into as of the 31st day of October, 2013, by and among Lakeland Bancorp, Inc. (the “Holding Company”), a New Jersey corporation which maintains its principal office at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438; Lakeland Bank (the “Bank”), a New Jersey chartered commercial bank, with an office at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (the Holding Company and the Bank are collectively referred to herein as the “Company”); and Jeffrey J. Buonforte (the “Executive”).

WHEREAS, as of March 7, 2001, the Company and the Executive entered into a Change in Control Agreement (the “Agreement”) which provides for certain terms and conditions of the Executive’s employment in the event of a “Change in Control” (as defined therein); and

WHEREAS, the Agreement was amended in certain respects as of March 10, 2003 and December 31, 2008; and

WHEREAS, the Company and the Executive mutually desire to amend the Agreement further.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and value consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Executive mutually agree as follows:

1. The first “whereas” clause and first sentence of Section 3 of the Agreement, as amended, entitled “Position” hereby is amended by substituting “Senior Government Banking/Business Services Officer” for “Chief Retail Officer” in each instance where the latter appears therein.

2. The second sentence of Section 9 of the Agreement, as amended, entitled “Termination Without Cause or Resignation for Good Cause” hereby is amended further by substituting “one” for “two” where the latter appears therein.

Except as amended herein, the Agreement shall remain in full force and effect and is hereby ratified by the parties thereto.

IN WITNESS WHEREOF, the Company has caused this Amendatory Agreement to be signed by its duly authorized representative pursuant to the authority of the respective Boards of Directors, and the Executive has personally executed this Amendatory Agreement, all as of the date first above written.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Thomas J. Shara
President and CEO

LAKELAND BANK

By:	/s/ Thomas J. Shara
Thomas J. Shara
President and CEO

/s/ Jeffrey J. Buonforte
JEFFREY J. BUONFORTE